Exhibit 99.1

EXECUTION VERSION

Nationstar Mortgage LLC

Purchaser

and

First Savings Bank

Seller

AGREEMENT FOR THE BULK
PURCHASE AND SALE OF

MORTGAGE SERVICING RIGHTS

Dated as of November 30, 2023

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EXHIBIT A MORTGAGE FILE CONTENTS

EXHIBIT B TRANSFER INSTRUCTIONS

EXHIBIT C DATA FIELDS CONTAINED IN SETTLEMENT REPORT

EXHIBIT D WIRE INSTRUCTIONS

EXHIBIT E REQUIRED CONSENTS

EXHIBIT F FORM OF POWER OF ATTORNEY

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AGREEMENT FOR THE BULK PURCHASE AND SALE OF

MORTGAGE SERVICING RIGHTS

This AGREEMENT FOR THE BULK PURCHASE AND SALE OF MORTGAGE SERVICING RIGHTS (the “Agreement”) is entered into as of November 30, 2023 (the “Effective Date”) by and between Nationstar Mortgage LLC (the “Purchaser”) and First Savings Bank (the “Seller”).

WITNESSETH:

WHEREAS, on the terms and subject to the conditions set forth herein, the Seller desires to sell, transfer and assign, and the Purchaser desires to purchase and assume all right, title and interest in and to the Servicing Rights described herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

“Accepted Servicing Practices”: With respect to each Mortgage Loan, those mortgage servicing standards, policies and practices that are in accordance with (i) the terms of the related Mortgage Loan Documents, (ii) Applicable Requirements, (iii) the terms of this Agreement, and (iv) to the extent not in conflict with the preceding clauses (i), (ii), and (iii), the standards, policies and practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loan for their own account in the jurisdiction where the related Mortgaged Property is located; provided, however, that in no event shall the standards used by the Seller in servicing any Mortgage Loan be less than the standards used by the Seller in servicing similar mortgage loans owned by the investors in such mortgage loans.

“Advances”: With respect to each Mortgage Loan, the funds that as of the Servicing Transfer Date have been advanced by the Seller in connection with the servicing of the Mortgage Loans (including, without limitation, advances for principal, interest, taxes, ground rents, assessments, insurance premiums and other costs, fees and expenses pertaining to the acquisition of title to and preservation and repair of Mortgaged Properties) (a) that are eligible for reimbursement under the applicable Investor’s guidelines, and (b) which are determined recoverable by the Purchaser in accordance with the terms of the Servicing Agreements and Agency Guidelines .

“Agencies”: Fannie Mae and Freddie Mac, as applicable.

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“Agency”: Fannie Mae or Freddie Mac, as applicable.

“Agency Guidelines”: The Fannie Mae Guides, Freddie Mac Guide, as applicable, as such Agency Guidelines may be modified from time to time or enacted prior to the Servicing Transfer Date, and any other applicable agreements, rules, regulations, directives, announcements, bulletins and instructions of the applicable Agency or Insurer relating to the servicing or subservicing of the Mortgage Loans, including any delegated authority and variances permitted by the related Agency.

“Agency Lender Contract”: With respect to each of the Seller and the Purchaser, the contractual arrangement between the Agency and the Seller or the Purchaser, respectively, which includes the Agency Guidelines.

“Agreement”: This Agreement for the Bulk Purchase and Sale of Mortgage Servicing Rights, including all amendments hereof and supplements hereto, and all Exhibits, Schedules and ancillary documents attached hereto or delivered pursuant hereto.

“Ancillary Fees”: Any late payment charges, charges for dishonored checks, pay-off fees, assumption fees, conversion fees, expedited payment or convenience fees, commissions and administrative fees on cross-selling and optional products, pre-payment fees and penalties, any interest on escrow account balances which Seller has collected, or which Purchaser is allowed to retain, and similar fees and charges, as applicable, collected from or assessed against the Mortgagor in accordance with Applicable Requirements.

“Applicable Privacy Laws”: As defined in Section 10.17 of this Agreement.

“Applicable Requirements”: As of the time of reference, (a) all contractual obligations of the Purchaser (as to the Purchaser) or the Seller and any Originators or Prior Servicers (as to the Seller) with respect to the Mortgage Loans and/or the Servicing Rights, including without limitation those contractual obligations contained in this Agreement, the Servicing Agreements, in any agreement with any Agency, Insurer, Investor or other Person or in the Mortgage Loan Documents for which the Purchaser and/or the Seller (as applicable), or any Originator or Prior Servicer, is responsible or at any time was responsible (as in effect at such time); (b) all federal, state and local laws, statutes, rules, regulations and ordinances applicable to the Purchaser (as to the Purchaser) or the Seller, any Originators or Prior Servicers (as to the Seller), or to the Servicing Rights or the origination, servicing, purchase, sale, enforcement and insuring or guaranty of, or filing of claims in connection with, the Mortgage Loans, including without limitation the applicable requirements and guidelines of any Agency, Investor or Insurer, the Consumer Financial Protection Bureau, or any other governmental agency, board, commission, instrumentality or other governmental or quasi-governmental body or office; (c) all other judicial and administrative judgments, orders, stipulations, awards, writs and injunctions applicable to the Purchaser (as to the Purchaser) or the Seller, any Originators or Prior Servicers (as to the Seller), the Servicing Rights or the Mortgage Loans; (d) all Investor and Agency guides, manuals, handbooks, bulletins, circulars, announcements, issuances, releases, letters, correspondence and other instructions applicable to the Mortgage Loans and/or the Servicing Rights; and (e) the terms of the related Mortgage Instrument and Mortgage Note.

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“Assignments of Mortgage Instruments”: A written instrument that, when recorded in the appropriate office of the local jurisdiction in which the related Mortgaged Property is located, will reflect the transfer of the Mortgage Instrument identified therein from the transferor to the transferee named therein.

“Bankruptcy Loan”: A Mortgage Loan that is subject to any circumstance where the Mortgagor under such Mortgage Loan has sought protection under or is subject to proceedings under the bankruptcy or insolvency laws of the United States or any other similar laws of general application for the relief of debtors.

“Business Day”: Any day other than (a) a Saturday or Sunday, or (b) a day on which the Federal Reserve is closed or (c) a day on which banks located in the State of New York, or the State of Texas are authorized or obligated by law or executive order to be closed.

“Consumer Information”: Any personally identifiable information in any form (written electronic or otherwise), including without limitation, any non-public personal information, as that term is defined in Title V of the Gramm-Leach-Bliley Act of 1999, as amended from time to time, relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Seller or the Originator of the related Mortgage Loan; and any other non-public personally identifiable information.

“Custodial Accounts”: The accounts in which Custodial Funds are deposited and held by the Servicer.

“Custodial Funds”: All funds held by or on behalf of the Seller with respect to the Mortgage Loans, including, but not limited to, all principal and interest funds and any other funds due to any Investor, buydown funds, funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest accrued thereon for the benefit of the Mortgagors under the Mortgage Loans, if required by law or contract) maintained by or on behalf of the Seller relating to the Mortgage Loans.

“Custodial Funds Schedule”: As defined in Section 3.04 of this Agreement.

“Custodian”: With respect to each Mortgage Loan, the Person designated by the Purchaser to act for and on behalf of Purchaser as custodian of the Mortgage Loan Documents for such Mortgage Loan, pursuant to the terms of the Agency custodial agreement.

“Delinquent Loan”: A mortgage loan that, as of the Sale Date, is sixty (60) or more days past due.

“Document Custodian”: With respect to each Mortgage Loan, the party that acts for and on behalf of Seller as custodian of the Mortgage Loan Documents in relation to a Mortgage Loan as of the Sale Date.

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“Document Management Vendor”: FileNet, or such other document management vendor engaged by the Purchaser under a document management agreement for the retention of the Imaged Mortgage File Documents.

“Effective Date”: The date set forth in the introductory phrase of this Agreement.

“Eligible Loan”: A Fannie Mae Mortgage Loan, or a Freddie Mac Mortgage Loan that (a) was (i) originated directly by the Seller or (ii) purchased by the Seller through the Seller’s broker or correspondent channels; and (b) is a Mortgage Loan that meets all the representations and warranties for Mortgage Loans and the attendant Servicing Rights under this Agreement; provided, however, that (1) the term “Eligible Loan” shall exclude any Mortgage Loan as to which the related Investor has not approved the sale and transfer of servicing for the related Servicing Rights to the Purchaser, and (2) Excluded Loans shall be excluded from the definition of Eligible Loans, shall be individually re-priced to zero ($0.00), and shall be included as part of the sale contemplated by this Agreement as if they were Eligible Loans.

“Escrow Interest”: An amount equal to the aggregate interest earned but not yet disbursed on funds maintained in the escrow account that is owed by the Seller to the Mortgagors as of the Sale Date.

“Exceptions List”: With respect to the sale of Servicing Rights and the related Sale Date, a list prepared by the Purchaser and delivered to the Seller for each Mortgage Loan that has a document exception, because the related Mortgage File is missing any loan document required to be included therein pursuant to Exhibit A attached hereto.

“Excluded Loan”: Any Mortgage Loans that were not identified on the July 31, 2023 bid tape or as of August 31, 2023 with respect to the add-on portfolio which has an unpaid principal balance of approximately $33 million, with any of the characteristics described below, but later identified as having any of these characteristics: (i) Bankruptcy Loans, (ii) SCRA mortgage loans, (iii) mortgage loans for mobile and manufactured housing (single wide and not affixed); (iv) Litigation Loans, (v) mortgage loans subject to an indemnification agreement (other than indemnification obligations generally found in loan sale or servicing sale agreements), (vi) mortgage loans that are sixty (60) or more days delinquent as of the Sale Date , (vii) Texas 50(a)(6) mortgage loans, (viii) loans that have paid-in-full, (ix) Recourse Loan, or (x) mortgage loans with credit enhancements (other than mortgage loans with mortgage insurance). All Excluded Loans shall be excluded from the definition of Eligible Loans, shall be individually re-priced to zero ($0.00), and shall be included as part of the sale contemplated by this Agreement as if they were Eligible Loans.

“Fannie Mae”: The Federal National Mortgage Association, or any successor thereto.

“Fannie Mae Guides”: The Fannie Mae Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.

“Fannie Mae Mortgage Loan”: A mortgage loan (fixed or ARM) (a) with respect to which Fannie Mae owns the beneficial interest therein, or (b) that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Fannie Mae.

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“Final Settlement Report”: As defined in Section 3.02(b) of this Agreement.

“Foreclosure”: The procedure pursuant to which a lienholder acquires title to a mortgaged property in a foreclosure sale, or a sale under power of sale, or other acquisition of title to the mortgaged property based upon a default by the mortgagor under the mortgage loan documents, under the laws of the state where such mortgaged property is located.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Freddie Mac Guide”: The Freddie Mac Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.

“Freddie Mac Mortgage Loan”: A mortgage loan (fixed or ARM) (a) with respect to which Freddie Mac owns the beneficial interest therein, or (b) that serves as collateral for mortgage-backed securities on which the payment of principal and interest is guaranteed by Freddie Mac.

“High Cost Loan”: A mortgage loan that is (a) a “high cost” mortgage loan under HOEPA, (b) a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory,” “abusive,” or similarly defined loan, including refinance loans, under any other applicable state, federal or local law or regulation (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s LEVELS® Glossary, as revised from time to time. For avoidance of doubt, the Parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation and that Higher Price Mortgage Loans shall not be considered as High Cost Loans for purposes of this Agreement.

“Higher Priced Mortgage Loan”: A Higher Priced Mortgage Loan as defined in 12 CFR 1026.35(a)(1).

“HOEPA”: The Home Ownership and Equity Protection Act of 1994, as amended and as implemented by Regulation Z.

“Holdback Funds”: As defined in Section 3.03(b) of this Agreement.

“HUD”: The United States Department of Housing and Urban Development, or any successor thereto.

“HUD Handbook”: HUD issuances relating to the Mortgage Loans, including, but not limited to, HUD Handbook 4330.1 REV-5 and any subsequent revisions thereto and any other handbook or mortgagee letters, circulars, notices or other issuances issued by HUD applicable to the Mortgage Loans, as amended, modified, updated or supplemented from time to time.

“Imaged Mortgage File Documents”: Those documents (in fully-indexed, electronically imaged format) described in part C of Exhibit A attached hereto, or as otherwise set forth in the Transfer Instructions, and which comprise part of the Mortgage File.

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“Imaging Fee”: For each Mortgage Loan with Imaged Mortgage File Documents that have not been indexed and formatted in material respects as provided in the Transfer Instructions, Purchaser’s actual out-of-pocket costs and expenses, up to $7.50 per Mortgage Loan, to index and format such Loan Files as provided in the mutually agreed upon and reasonable Transfer Instructions.

“Initial Exceptions List Deadline”: With respect to a Mortgage Loan, the tenth (10th) calendar day of the month (or the following Business Day if the tenth (10th) calendar day is not a Business Day) of the third calendar month following the calendar month of the Servicing Transfer Date.

“Insurer” or “Insurers”: Any PMI company, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.

“Investor” or “Investors”: With respect to any Mortgage Loan, Fannie Mae or Freddie Mac, as applicable.

“Legal Documents”: Those documents described in parts A and B of Exhibit A attached hereto and which comprise part of the Mortgage File.

“Litigation Loan”: A Mortgage Loan that is subject to the following: (1) a legal action in foreclosure of such Mortgage Loan, or for a deficiency thereunder, in which the sale of the mortgaged property in foreclosure (whether by action, power of sale, or otherwise) has been delayed by reason of the defense of such action by the Mortgagor, or (2) any other action commenced or pending or threatened in writing which involves such Mortgage Loan.

“Loss” or “Losses”: Any and all actual and out-of-pocket losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable outside (rather than in-house) attorneys’ fees, fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that the following shall not constitute a Loss unless and to the extent awarded by a court of competent jurisdiction: (i) any amounts attributable to or arising from overhead allocations, general or administrative costs and expenses, or any cost for the time and effort of any Party’s employees, (ii) consequential losses or damages, speculative lost profits, lost investment or business opportunity, damage to reputation or operating losses, or (iii) punitive or treble damages.

“MERS”: The Mortgage Electronic Registration System.

“MERS Mortgage Loan”: Any Mortgage Loan as to which the related Mortgage Instrument, or an Assignment of Mortgage Instrument, has been recorded in the name of MERS, as nominee or agent for the holder from time to time of the Mortgage Note as of the Sale Date.

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“Mortgage Escrow Payments”: The portion, if any, of the Mortgage Loan Payment in connection with a Mortgage Loan that relates to funds for the payment of taxes, assessments, insurance premiums and other customary mortgage escrow amounts required under the Mortgage Loan Documents.

“Mortgage File”: The Legal Documents and Imaged Mortgage File Documents.

“Mortgage Instrument”: Any deed of trust, security deed, mortgage, security agreement or any other instrument which constitutes a first lien on real estate (or shares of stock in the case of cooperatives) securing payment by a Mortgagor of a Mortgage Note.

“Mortgage Loan”: An Eligible Loan as to which the Seller has sold the related Servicing Right to the Purchaser pursuant to the terms and conditions of this Agreement, and which is set forth in the Final Settlement Report.

“Mortgage Loan Documents”: The Mortgage Instruments and Mortgage Notes.

“Mortgage Loan Payment”: With respect to a Mortgage Loan, the amount of each monthly installment on such Mortgage Loan, whether principal and interest or escrow or other payment, required or permitted to be paid by the Mortgagor in accordance with the terms of the Mortgage Loan Documents.

Mortgage Loan Repurchase Price”: With respect to any Mortgage Loan that the applicable Investor requires to be repurchased, an amount equal to the total amount required to be paid to such Investor with respect to such repurchase, including any and all penalties and premiums owed to the applicable Investor with respect to such Mortgage Loan.

“Mortgage Note”: The promissory note executed by a Mortgagor and secured by a Mortgage Instrument evidencing the indebtedness of the Mortgagor under a Mortgage Loan.

“Mortgaged Property”: The residential real property that is encumbered by a Mortgage Instrument, including all buildings and fixtures thereon.

“Mortgagor”: Any obligor under a Mortgage Note and Mortgage Instrument.

“Originator”: With respect to any Mortgage Loan, the Person(s) that: (a) took the loan application, (b) processed the loan application, (c) underwrote the loan application and/or (d) closed or funded the Mortgage Loan.

“Parties”: The Seller and the Purchaser.

“Person”: An individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association or organization, a government body, agency or instrumentality or any other entity.

“PMI”: Private mortgage insurance required to be in effect for a specific Mortgage Loan pursuant to the applicable Agency Guidelines, or any replacement policy therefor obtained by Seller.

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“PMI Companies”: The insurance companies that have issued PMI policies insuring any of the Mortgage Loans.

“Power of Attorney”: The power of attorney executed by Seller in accordance with Section 5.12 hereof.

“Pool”: A pool of Mortgage Loans that backs a mortgage backed security for which an Initial Certification has been received from the Agency.

“Preliminary Settlement Report”: As defined in Section 3.02(a) of this Agreement.

“Prior Servicer”: With respect to a Mortgage Loan, any Person that was a Servicer of such Mortgage Loan before the Servicing Transfer Date.

“Purchase Price”: The total amount to be paid by the Purchaser to acquire the applicable Servicing Rights, as defined in Section 3.01 of this Agreement.

“Purchase Price Multiple”: An amount equal to 5.2342.

“Purchase Price Percentage”: An amount, expressed as a percentage, equal to the product of (i) the Purchase Price Multiple and (ii) the net servicing fee as initially set forth on the Preliminary Settlement Report or as finally set forth on the Final Settlement Report, as applicable.

“Purchaser”: As defined in the introductory phrase of this Agreement.

“Repurchase Alternative Agreement”: As defined in Section 8.03(d).

“Recourse Loan”: Any Mortgage Loan subject to an obligation described as a limited or full recourse, credit support reimbursement or other similar obligation, loss sharing arrangement or other similar arrangement, it being acknowledged that each Agency assumes no losses on any Recourse Loans.

“Required Consents”: As defined in Section 4.01(e).

“Sale Date”: With respect to each Fannie Mae and Freddie Mac Mortgage Loan, November 30, 2023 (or such other date mutually agreed in writing by the Parties).

“Seller”: As defined in the introductory phrase of this Agreement.

“Servicer”: The Person contractually obligated, at any time, to administer the Servicing Rights under the Servicing Agreements.

“Servicing Agreements”: The contracts (including, without limitation, any pooling agreement, servicing agreement, custodial agreement or other agreement or arrangement), and all applicable rules, regulations, procedures, manuals and guidelines incorporated therein, defining the rights and obligations of the Servicer, with respect to Eligible Loans.

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“Servicing Fee”: The annual aggregate amount payable to the Servicer under the applicable Servicing Agreement related to an Eligible Loan as consideration for servicing such Eligible Loan, which may be expressed as a percentage.

“Servicing Rights”: (a) The rights and obligations to service, administer, collect payments for the reduction of principal and application of interest, collect payments on account of taxes and insurance, pay taxes and insurance, remit collected payments, provide foreclosure services, and provide full escrow administration in connection with the Mortgage Loans, (b) any other obligations required by any Agency, Investor or Insurer in, of, for or in connection with the Mortgage Loans pursuant to the Servicing Agreements, (c) the right to receive, possess, and use any and all accounts (inclusive of all custodial and escrow accounts), documents, files, records, Mortgage Files, servicing documents, servicing records, data tapes, computer records, or any other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans, (d) the right to receive the Servicing Fee and any Ancillary Fees (along with any other future compensation or other related fees or expenses) arising from or connected to the Mortgage Loans and the benefits derived from and obligations related to any accounts arising from or connected to such Mortgage Loans (e) all rights to reimbursement and collection of Advances, deferred servicing fees, and all similar fees, (f) to the extent applicable, conveyance of rights to call or collapse related securitizations, (g) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and the attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans, (h) all agreements or documents creating, defining, or evidencing any servicing rights to the extent they relate to a Mortgage Loan and Seller’s role as servicer thereunder, and (i) all rights, powers and privileges incident to any of the foregoing.

“Servicing Rights Repurchase Price”: The sum of the following: (a) the applicable Purchase Price paid by the Purchaser for the applicable Servicing Rights, multiplied by a fraction, the numerator of which equals the current unpaid principal balance of the related Mortgage Loan and the denominator of which is the unpaid principal balance of such Mortgage Loan as of the Sale Date; (b) all other sums paid by the Purchaser to the Seller for the applicable Servicing Rights and for the related Advances made by the Purchaser to the extent the Purchaser has not been reimbursed for such Advances in connection with the related Mortgage Loan and the Servicing Rights; (c) all other unreimbursed Losses incurred by the Purchaser in connection with the related Mortgage Loan and Servicing Rights (including any and all penalties and premiums owed to the applicable Investor with respect to such Mortgage Loan and Servicing Rights); (d) the cost of any transfer fees such as documentary stamp taxes, recording taxes, and transfer taxes incurred in connection with such repurchase; and (e) any additional reasonable amount that the Purchaser or any affiliate is required to pay to repurchase the applicable Servicing Rights from any subsequent assignment, transfer or conveyance.

“Servicing Transfer Date”: With respect to each Fannie Mae and Freddie Mac Mortgage Loan, December 1, 2023 (or such other dates as mutually agreed in writing by the Parties), which shall also be the date when (a) physical servicing of such Mortgage Loan is scheduled to be transferred to the Purchaser and (b) the Purchaser is legally obligated to service such Mortgage Loan.

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“State Agency”: Any state or local agency with authority to (a) regulate the business of the Purchaser or the Seller or any Originator or Prior Servicer, including without limitation any state or local agency with authority to determine the investment or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Purchaser or the Seller, or (b) originate, purchase or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

“Trailing Loan Documents”: Each of the documents described in part B of Exhibit A attached hereto.

“Transfer Instructions”: The transfer instructions as outlined in Exhibit B, which specify the manner in which the servicing of the Mortgage Loans shall be transferred to the Purchaser, as agreed upon by the Purchaser and the Seller in good faith.

“Uncured Document Exception”: a Mortgage Loan that continues to be subject to a document exception as set forth in the Exceptions Lists and such document exception is (i) expected by the Purchaser, as determined in its good faith and reasonable discretion, to have a material and adverse effect on the servicing of such Mortgage Loan.

Section 1.02 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) Terms used in this Agreement have the meanings assigned to them in this Agreement, and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

(b) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

(c) References herein to a “Section,” shall be to the specified section(s) of this Agreement and shall include all subsections of such section(s).

(d) The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provisions.

(e) Section headings and other similar headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

(f) Each reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder.

(g) References to days shall mean consecutive calendar days unless otherwise specified as “Business Days.”

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ARTICLE II

SALE OF SERVICING RIGHTS AND RELATED MATTERS

Section 2.01 Items to be Sold, Transferred and Assigned. Upon the terms and subject to the conditions of this Agreement, and subject to Applicable Requirements, the Seller shall sell, transfer and assign to the Purchaser, and the Purchaser shall purchase and assume from the Seller, on the Sale Date upon the terms specified herein, all of the Seller’s legal and beneficial right, title, interest in and to the applicable (a) Servicing Rights, (b) Advances, (c) Custodial Funds, and (d) Mortgage Files, in each case for Eligible Loans.

Section 2.02 Evidence of Sale. Prior to the Sale Date, the Purchaser and the Seller shall execute and deliver the documents required by each Investor in connection with the transfer of the Servicing Rights hereunder, in form and substance reasonably satisfactory to the Purchaser and the Seller, and in compliance with Applicable Requirements.

Section 2.03 Retention of Property by Seller in Trust. From and after the Sale Date, the sole and exclusive ownership of the Servicing Rights shall vest in the Purchaser. Any possession or control of the Mortgage Files or other related books, records, accounts, funds or other property representing or relating to the Servicing Rights by the Seller following the Sale Date shall be possessed or held by the Seller solely in trust on behalf of, and in a fiduciary capacity for and at the will of, the Purchaser, except that the Seller may retain and maintain copies of documents and records from the Mortgage Files or its prior origination or servicing activities to the extent such documents and records are necessary or appropriate to comply with Applicable Requirements.

ARTICLE III

PURCHASE PRICE AND RELATED MATTERS

Section 3.01 Purchase Price. In consideration for the transfer and sale contemplated herein of the Servicing Rights, the Purchaser shall pay to the Seller in the manner and subject to the adjustments provided for in this Article III, an amount equal to the Purchase Price Percentage multiplied by the aggregate outstanding principal balance, as of the Sale Date, of the Mortgage Loans included in the Final Settlement Report (the “Purchase Price”). In the event the characteristics of the Mortgage Loans listed on the Final Settlement Report are materially different from the pool characteristics of the Mortgage Loans listed on Seller’s July 31, 2023 bid tape, or as of August 31, 2023 with respect to the add-on portfolio which has an unpaid principal balance of approximately $33 million, the Purchaser and Seller agree to negotiate, in good faith, an adjustment to the Purchase Price.

Section 3.02 Procedures for Determining Purchase Price. No later than five (5) Business Days prior to the Sale Date, the Seller shall deliver to the Purchaser a loan level report of all Servicing Rights to be sold to the Purchaser on the Sale Date (the “Preliminary Settlement Report”). The Preliminary Settlement Report shall include the Purchase Price applicable to each Servicing Right, loan level information for each Mortgage Loan and such other information as is set forth in Exhibit C attached hereto. The Preliminary Settlement Report shall include the unpaid principal balance of the Mortgage Loans as of a date mutually agreed to by the Parties. The Purchaser shall review and either approve or object (in writing) to such Preliminary Settlement Report within three (3) Business Days of the Purchaser’s receipt thereof. In the event that the Purchaser objects to the content of the Preliminary Settlement Report, the Purchaser’s written objection shall contain sufficient specificity to enable the Seller to reconcile and/or remedy any and all exceptions discovered by the Purchaser on or before the Sale Date.

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(b) Final Settlement Report. No later than seven (7) Business Days after the Sale Date, the Seller shall deliver to the Purchaser a loan level report of all Servicing Rights sold to the Purchaser on the Sale Date (the “Final Settlement Report”). The Final Settlement Report shall include the information set forth in Exhibit C attached hereto and include the actual unpaid principal balance of each Mortgage Loan as of the Sale Date. The Purchaser shall review and either approve or object (in writing) to such Final Settlement Report within three (3) Business Days of the Purchaser’s receipt thereof. In the event that the Purchaser objects to the content of the Final Settlement Report, the Purchaser’s written objection shall contain sufficient specificity to enable the Seller to reconcile and/or remedy any and all exceptions discovered by the Purchaser. The Parties shall work in good faith to agree to any reconciliations and exceptions as soon as practical, and upon agreement either the Seller shall pay to the Purchaser or the Purchaser shall pay to the Seller any amounts necessary to reconcile the Purchase Price previously paid by the Purchaser with the actual amount due to the Seller based on the Final Settlement Report.

Section 3.03 Payment of Purchase Price by the Purchaser. Subject to the terms and conditions herein, the Purchase Price shall be paid by the Purchaser to the Seller as follows:

(a) Sale and Servicing Transfer Date Payments. On the Sale Date, the Purchaser shall pay to the Seller an amount equal to ninety-five percent (95%) of the aggregate Purchase Price applicable to the Servicing Rights to be sold to the Purchaser as of the Sale Date. Notwithstanding the above, to the extent the Sale Date and the Servicing Transfer Date are not on the same day, or not within two (2) Business Days of each other, then on the Sale Date, the Purchaser shall pay to the Seller an amount equal to ninety percent (90%) of the aggregate Purchase Price applicable to the Servicing Rights to be sold to the Purchaser as of the Sale Date and on the Servicing Transfer Date, the Purchaser shall pay to the Seller an amount equal to five percent (5%) of the aggregate Purchase Price applicable to the Servicing Rights to be sold to the Purchaser as of the Sale Date.

(b) Holdback. The remaining five percent (5%) of the Purchase Price for the Servicing Rights related to the Mortgage Loans sold on the related Sale Date shall be held back by the Purchaser (the “Holdback Funds”).  Until such time as all Uncured Document Exceptions are cured, there shall be a minimum of at least $250,000 in Holdback Funds. Commencing no later than the Initial Exceptions List Deadline, and on the tenth (10th) calendar day of each calendar month thereafter (or the following Business Day if the tenth (10th) calendar day is not a Business Day), the Purchaser shall provide the Seller with an Exceptions List noting all Uncured Document Exceptions as of the end of the prior calendar month for all of the Mortgage Loans relating to the Servicing Rights sold on the related Sale Date. Once the Seller has cured all Uncured Document Exceptions for any Mortgage Loan or the Mortgage Loan has paid in full, the Purchaser shall pay to the Seller the amount of any Holdback Funds then held by the Purchaser with respect to the cured or paid in full Mortgage Loans on a loan level pro-rata basis within one (1) Business Day of providing the Seller with an Exceptions List.  For the avoidance of doubt, all Uncured Document Exceptions for any given Mortgage Loan must have been cleared by Seller or such Mortgage Loan must have paid in full in order for the Purchaser to disburse the Holdback Funds related to the Mortgage Loan. However, at the end of the twelve (12) month period following the Servicing Transfer Date, if any Uncured Document Exceptions remain outstanding, Purchaser shall take steps to correct such Uncured Document Exceptions (to Purchaser’s satisfaction) and deduct Purchaser’s out of pocket costs relating to such corrections from the remaining Holdback Funds, after which any remaining amount of the Holdback Funds shall be remitted to Seller.

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(c) Final Settlement. Upon agreement between the Seller and the Purchaser of the details of the Final Settlement Report, either the Seller shall promptly pay to the Purchaser or the Purchaser shall promptly pay to the Seller any amounts necessary to reconcile the Purchase Price previously paid by the Purchaser with the actual amount due to the Seller based on the Final Settlement Report.

(d) No Waiver. No payment under this Section 3.03 shall constitute a waiver by the Purchaser of, or otherwise limit or reduce, any of the Seller’s indemnification or repurchase obligations under Article VIII hereof or elsewhere in this Agreement.

Section 3.04 Custodial Funds and Advances.

(a)       P&I and Escrow: All Custodial Funds and all other funds and collections held by or on behalf of the Seller in connection with the Mortgage Loans shall be deposited by the Seller in appropriate Custodial Accounts in accordance with all Applicable Requirements. Within five (5) Business Days following each Servicing Transfer Date, the Seller shall furnish the Purchaser with a schedule of all Custodial Funds (“Custodial Funds Schedule”) held by the Seller as of such Servicing Transfer Date. The Seller represents and warrants, on each applicable Servicing Transfer Date, that the information contained in the Custodial Funds Schedule is true, correct and complete. Within five (5) Business Days following each Servicing Transfer Date, all Custodial Funds and all other funds and collections held by or on behalf of the Seller in connection with the Mortgage Loans shall be transferred to Purchaser; provided, however, Seller shall have the right to net from the escrow funds and collections held by or on behalf of the Seller an amount equal to the escrow Advances that Seller determines, in good faith, were made in accordance with Applicable Requirements.

(b)       Advances: Other than with respect to amounts netted pursuant to Section 3.04(a) above, the Purchaser shall reimburse the Seller for any Advances for which the Seller is entitled to reimbursement within thirty (30) calendar days following receipt of (i) a loan level report reflecting such unreimbursed Advances (including a loan level and line-by-line description of the type of Advances, i.e., tax, insurance, attorney fees, property inspection, disbursement date, etc.), and (ii) all reasonably necessary supporting documentation and invoices with respect to such Advances necessary for the Purchaser to determine that such Advances are reimbursable in accordance with Applicable Requirements. Purchaser shall have no obligation to reimburse Seller for Advances that were not made in accordance with Applicable Requirements. Additionally, Purchaser shall not pay Seller for any corporate advances on loans that are current. The Seller shall forward to the Purchaser any recoveries of Advances received by it that are reimbursable to the Purchaser within five (5) Business Days of receipt. Nothing contained herein shall limit Purchaser’s right to reimbursement for Advances paid to Seller, to the extent such Advances are later deemed not reimbursable by the applicable Investor or Insurer.

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Section 3.05 Certain Adjustments and Refunds.

(a) Purchase Price Reduction and Reimbursement. With respect to any Servicing Rights, if the servicing of the related Mortgage Loans is not transferred on the respective Servicing Transfer Date for any reason, including without limitation, if applicable, failure by the Seller to obtain the necessary Investor approval for such transfer and the Parties have not agreed to a revised Servicing Transfer Date, then the Seller shall reimburse the Purchaser the related Purchase Price paid by the Purchaser for such Servicing Rights within three (3) Business Days following such failed Servicing Transfer Date and the Purchaser shall refund any amounts paid by the Seller to the Purchaser related to such Servicing Rights. Should the Seller fail to reimburse the Purchaser for any amounts as set forth in this Section 3.05, then the Purchaser may offset such amounts against the Holdback Funds as determined by the Purchaser in its sole and reasonable discretion.

(b) Adjustments. To correct errors relating to amounts calculated and paid hereunder in respect of the Purchase Price, transfer of the Custodial Funds, payment for the Advances, or payment or transfer of any other amounts due under this Agreement to either Party, either Party may, on a monthly basis, provide written notice to the other Party of any errors identified during the current calendar month. Within five (5) Business Days after the end of the calendar month in which receipt of information sufficient to provide notice that an error has occurred, the Party benefiting from the error shall (i) pay an amount sufficient to correct and reconcile the Purchase Price, Custodial Fund, Advances or such other amounts, and (ii) provide a reconciliation statement and such other documentation sufficient to satisfy the other Party (in such other Party’s exercise of its reasonable discretion) concerning the accuracy of such reconciliation.

(c) Advances. If at any time either of the Parties determines that any amounts paid by the Purchaser to the Seller for any Advances are not reimbursable by the applicable Investor or Insurer, the Seller shall promptly remit such amounts directly to the Purchaser within two (2) Business Days of such determination.

Section 3.06 Form of Payment to be Made. Unless otherwise agreed to by the Parties, all payments to be made by a Party to another Party, or such other Party’s designee, shall be made by wiring immediately available funds in United States dollars to the accounts designated by the receiving Party in accordance with such Party’s written instructions as set forth in Exhibit D attached hereto or such other instructions as a Party may require after reasonable written notice hereunder (“Wire Instructions”).

Section 3.07 Early Payoff Reporting. With respect to a Mortgage Loan that pays off in full prior to the end of the first three (3) monthly payment cycles following the Sale Date (an “EPO”), the Purchaser shall invoice the Seller and the Seller shall, within seven (7) Business Days of receipt of demand by the Purchaser, reimburse the Purchaser the applicable Purchase Price paid by the Purchaser, together with any unreimbursed Advances and any additional interest payable to the applicable Investor and not paid by the applicable Mortgagor for each EPO. Notwithstanding the foregoing, a Mortgage Loan refinanced by Purchaser or any affiliate of Purchaser within the first three (3) monthly payment cycles following the Sale Date shall not be deemed an EPO.

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Section 3.08 Early Payment Default (EPD) Protection. With respect to a Mortgage Loan that was current on the July 31, 2023 bid tape or as of August 31, 2023 with respect to the add-on portfolio having an unpaid principal balance of approximately $33 million, and becomes ninety (90) days or more delinquent during the first three (3) monthly payment cycles following the Sale Date, Purchaser shall receive from Seller the reimbursement of the Purchase Price plus $1,500 per Mortgage Loan within seven (7) Business Days following demand by the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of Seller. As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants as follows (it being understood that, unless otherwise expressly provided herein, each such representation and warranty is made to the Purchaser as of the Effective Date, the Sale Date and the applicable Servicing Transfer Date, and all of the representations, warranties and covenants of the Seller contained herein shall survive the Effective Date, Sale Date, the applicable Servicing Transfer Date and the termination of this Agreement):

(a) Due Organization and Good Standing. The Seller is a state-chartered bank, duly organized, validly existing, and in good standing under the laws of the State of Indiana. The Seller has, and at all relevant times has had, in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing Rights require it to be qualified or licensed, except where the failure of the Seller to possess such qualifications, licenses, permits, approvals and registrations would not have a material adverse effect on its ability to enforce any Mortgage Loan or to realize the full benefits of any Servicing Rights. The Seller is an approved seller/servicer, servicer or issuer, as applicable, for Fannie Mae and Freddie Mac, and is a mortgagee approved by the Secretary of HUD pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Seller unable to comply with the eligibility requirements set forth in the Applicable Requirements. The Seller has complied with, and is not in default under, any law, ordinance, requirement, regulation, rule, or order applicable to its business or properties, the violation of which might materially and adversely affect the operations or financial condition of the Seller or its ability to perform its obligations hereunder.

(b) Authority and Capacity. The Seller has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement and to perform all of its obligations hereunder.

(c) Effective Agreement. The execution, delivery and performance of this Agreement by the Seller and consummation of the transactions contemplated hereby have been or will be duly and validly authorized by all necessary corporate or other action; this Agreement has been duly and validly executed and delivered by the Seller. This Agreement is a valid and legally binding agreement of the Seller and enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor’s rights and to general principles of equity.

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(d) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall (i) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, or require any additional approval (except as shall have been obtained or made as of the Sale Date) under any of the terms, conditions or provisions of (A) the articles of incorporation, bylaws, or other organizational documents (as applicable) of the Seller or (B) of any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Seller is now a party or by which the Seller is bound, or any law, ordinance, rule or regulation of any governmental authority applicable to the Seller, or any order, judgment or decree of any court or governmental authority applicable to the Seller; or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon, the Servicing Rights or any of the Mortgage Loans.

(e) Consents and Waivers. There is no requirement applicable to the Seller to make any filing with, or to obtain any permit, authorization, consent, approval or waiver of, any Person as a condition to the lawful performance by the Seller of its obligations hereunder, other than such approvals, consents or waivers set forth on Exhibit E attached hereto, necessary to transfer the Servicing Rights (the “Required Consents”). All Required Consents have been obtained or will be obtained prior to the applicable Servicing Transfer Date. If any of the Required Consents is subject to Seller and/or Purchaser fulfilling certain conditions (which do not materially impair the expected economic benefit of the contemplated transaction), then the parties shall use reasonable commercial efforts to fulfill such conditions as soon as possible, but prior to the Servicing Transfer Date.

(f) Ability to Transfer. The transfer, assignment and conveyance of the Servicing Rights by the Seller pursuant to this Agreement is not subject to the Hart-Scott-Rodino Antitrust Improvements Act, or the bulk transfer or any similar statutory provisions in effect in any jurisdiction, the laws of which apply to such transfer, assignment and conveyance. The Seller has clear title to and full ownership of the Servicing Rights, and the right and ability to transfer all servicing information and all documentation, tapes, reports and other information required to be provided to the Purchaser or its designee, in accordance with the terms of this Agreement and all such transfers shall be in compliance with Applicable Requirements.

(g) Insurance. Error and omissions and fidelity insurance coverage, in amounts as required by Applicable Requirements, is in effect with respect to the Seller and will be maintained until the transactions contemplated by this Agreement have been consummated in accordance with the terms hereof.

(h) Litigation and Accrued Liabilities. There is no litigation, claim, demand, proceeding or governmental investigation pending or threatened, or any accrued liability, order, injunction or decree outstanding, against or relating to the Seller that could materially adversely affect the Servicing Rights being purchased by the Purchaser hereunder, the Mortgage Loans, the performance by the Seller of its obligations (or by the Purchaser of its future obligations) under the Servicing Agreements or the performance by the Seller of its obligations under this Agreement.

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(i) Facts and Omissions. No information provided in any Exhibit or Schedule to this Agreement, or in any data tape provided by the Seller to the Purchaser hereunder contains or will contain any material misstatement of fact or will omit to state a material fact necessary in order to make the statements in light of the circumstances in which they are made not misleading.

(j) Quality Control Program. The Seller maintains an internal quality control program designed to verify, on a regular basis, the existence and accuracy of the legal documents, credit documents and property appraisals relating to the Mortgage Loans that complies in all respects with Applicable Requirements. The program is designed to evaluate and monitor the overall quality of the loan origination and servicing activities of the Seller, the compliance of the Mortgage Loans with Applicable Requirements, and, as applicable, Originators and Prior Servicers. The program also is designed to detect and prevent dishonest, fraudulent or negligent acts, errors and omissions by officers, employees or other unauthorized persons.

(k) MERS Membership. The Seller is an approved member in good standing with MERS.

Section 4.02 Representations and Warranties of Seller Regarding Mortgage Loans and Servicing Rights. As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants as follows (it being understood that, unless otherwise expressly provided herein, each such representation and warranty is made to the Purchaser as of the Effective Date, the Sale Date and the related Servicing Transfer Date and all of the representations, warranties and covenants of the Seller contained herein shall survive the Effective Date, the Sale Date, the related Servicing Transfer Date and the termination of this Agreement):

(a) General Compliance. Each Mortgage Loan and Servicing Right conforms to Applicable Requirements in all material respects, and each Mortgage Loan was eligible for sale to, insurance by, or pooling to back securities issued or guaranteed by, or participation certificates issued by, the applicable Agency, Investor, Insurer or other Person upon such sale, issuance of insurance or pooling, if any. Each Mortgage Loan has been originated, underwritten, serviced, pooled, and sold in compliance with all Applicable Requirements and Accepted Servicing Practices. All collection efforts by or on behalf of the Seller have been performed timely, prudently and in compliance with all Applicable Requirements and Accepted Servicing Practices. The Seller is not in default with respect to the Seller’s obligations under Applicable Requirements. The Servicing Agreements do not contain any provisions that reasonably would be expected to impose upon the Purchaser any obligations in addition to those typically imposed upon servicers of standard Investor servicing rights. The Seller is not, nor is the Seller reasonably likely to be, in default under any agreement, contract or arrangement with any Person related to the Mortgage Loans and/or Servicing Rights, which default could result in any Loss to the Purchaser following the Sale Date.

(b) Enforceability of Mortgage Loan. Each Mortgage Loan is evidenced by a Mortgage Note and is duly secured by a Mortgage Instrument, in each case, on such forms and with such terms as comply with all Applicable Requirements. Each Mortgage Note and the related Mortgage Instrument is genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and to general principles of equity. All parties to the Mortgage Note and the Mortgage Instrument had legal capacity to execute the Mortgage Note and the Mortgage Instrument and each Mortgage Note and Mortgage Instrument has been duly and properly executed by such parties. The Mortgage Loan is not subject to any rights of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage Instrument, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage Instrument unenforceable by the Seller or the Purchaser, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

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(c) Disbursement; Future Advances. The full original principal amount of each Mortgage Loan (net of any discounts) has been fully advanced or disbursed to the Mortgagor named therein, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid. Any future advances that were made in connection with a Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage Instrument, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage Instrument securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy meeting the standards set forth in Section 4.02(e) hereof. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(d) Priority of Lien. Each Mortgage Instrument has been duly acknowledged and recorded or sent for recordation and is a valid and subsisting first lien, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage Instruments, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording, acceptable to mortgage lending institutions generally and (iii) other matters to which like properties are commonly subject which do not interfere with the benefits of the security intended to be provided by the Mortgage Instrument or the use, enjoyment, value or marketability of the related Mortgaged Property or its accompanying Servicing Right. There are no delinquent tax or any other form of assessment liens against any Mortgaged Property. All tax identifications and property descriptions in the Mortgage Instrument are legally sufficient.

(e) Title Insurance. Except for any Mortgage Loan secured by a Mortgaged Property as to which an opinion of counsel of the type customarily rendered in such state in lieu of title insurance has been received, a valid and enforceable title policy, or a commitment to issue such a policy (with respect to which a title policy will be received to replace such commitment), has been issued and is in full force and effect for such Mortgage Loan in the amount not less than the original principal amount of such Mortgage Loan, which title policy insures that the related Mortgage Instrument is a valid first lien on the Mortgage Property therein described and that the Mortgaged Property is free and clear of all liens having priority over the lien of the Mortgage Instrument (except for such exceptions specified in Section 4.02(d) hereof). All provisions of such insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. As to each such policy, the Seller and any Originator and Prior Servicer have complied with all applicable provisions and all applicable statutes and regulations, there has been no act or omission which would or may invalidate any such policy, there has been no event or condition which may result in the revocation, cancellation or expiration of such policy, and the insurance is and will remain in full force and effect with respect to the related Mortgage Loan. There are no defenses, counterclaims, or rights of set-off against the Seller or any other Person affecting the validity or enforceability of any such policy.

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(f) No Default/No Waiver. Other than with respect to Mortgage Loan Payments that have not been paid by the Mortgagor, there is no default, breach, violation or event of acceleration existing under any Mortgage Loan, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Except in connection with Consolidation, Extension and Modification Agreements permitted under New York law, neither the Seller nor any Originator or Prior Servicer has, except in accordance with Applicable Requirements, (i) agreed to any material modification, extension or forbearance in connection with a Mortgage Note or Mortgage Instrument, (ii) released, satisfied or canceled any Mortgage Note or Mortgage Instrument in whole or in part, (iii) subordinated any Mortgage Instrument in whole or in part, or (iv) released any Mortgaged Property in whole or in part from the lien of any Mortgage Instrument.

(g) Application of Funds. All payments received by or on behalf of the Seller with respect to any Mortgage Loan have been remitted and properly accounted for in compliance with and as required by Applicable Requirements and Accepted Servicing Practices.

(h) Mortgage Insurance. Each Mortgage Loan that is required pursuant to Applicable Requirements to have mortgage insurance or a guaranty certificate has such mortgage insurance or a guaranty certificate, and has an accurate holder identification for purposes of filing claims. As to each mortgage insurance, pool insurance or guaranty certificate, the Seller and any Originator and Prior Servicer have complied with applicable provisions of the insurance or guaranty contract and all applicable statutes and regulations, all premiums or other charges due in connection with such insurance or guaranty have been paid, there has been no act or omission that would or may invalidate any such insurance or guaranty with respect to the Seller or any Originator or Prior Servicer, there has been no event or condition that may result in the revocation, cancellation or expiration of such coverage, and the insurance or guaranty is or, when issued, will be, and will remain in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of set-off against the Seller affecting the validity or enforceability of any mortgage insurance, pool insurance or guaranty with respect to a Mortgage Loan. All appropriate disclosures related to such mortgage insurance, pool insurance or guaranty were accurately prepared and have been timely provided to each Mortgagor in compliance with Applicable Requirements and Accepted Servicing Practices. All provisions of such insurance policies or guarantees have been and are being complied with in all material respects, all premiums due thereunder have been paid and such policies and/or guarantees are in full force and effect.

(i) Compliance with Laws. The Seller and each Originator and Prior Servicer have complied with Applicable Requirements with respect to the applicable Mortgage Loan. All parties that have had any interest in the applicable Mortgage Loan, including any Originator or Prior Servicer, was qualified to do business, and had all requisite licenses, permits and approvals, in the jurisdictions in which the applicable Mortgaged Properties are located, except where the failure to possess such qualifications, licenses, permits and approvals would not materially and adversely affect the enforceability of the Mortgage Loan Documents by the Purchaser or would not result in any claim, demand, litigation, or Loss.

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(j) Filing of Reports. The Seller has filed or will file in a timely manner all reports required by the Agencies, Investors, Insurers and other Applicable Requirements with respect to the Mortgage Loans and the Servicing Rights related to the period of time prior to the Servicing Transfer Date. The Seller has filed (or caused to be filed), and hereafter shall file (or cause to be filed), all IRS Forms, including but not limited to Forms 1041 K1, 1041, 1099 INT, 1099 MISC, 1099A and 1098, as appropriate, which are required to be filed with respect to the Servicing Rights for activity that occurred on or before the Sale Date.

(k) Custodial Accounts. All Custodial Accounts required to be maintained by the Seller have been established and continuously maintained in compliance with Applicable Requirements and Accepted Servicing Practices. Custodial Funds received by or on behalf of the Seller have been credited to the appropriate Custodial Account in a timely manner and in compliance with Applicable Requirements and Accepted Servicing Practices, and have been retained in and disbursed from the Custodial Accounts in compliance with Applicable Requirements and Accepted Servicing Practices. With regard to Mortgage Loans that provide for Mortgage Escrow Payments, the Seller and each Originator and Prior Servicer have (i) computed the amount of such payments in compliance with Applicable Requirements, (ii) paid on a timely basis all charges and other items to be paid out of the Mortgage Escrow Payments in compliance with Applicable Requirements, and when required by the applicable Servicing Agreement has advanced its own funds to pay such charges and items, and (iii) timely delivered to the related Mortgagors the statements and notices required by Applicable Requirements in connection with Custodial Accounts, including without limitation statements of taxes and other items paid out of the Mortgage Escrow Payments and notices of adjustments to the amount of the Mortgage Escrow Payments. With respect to Mortgage Escrow Payments, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made in compliance with Applicable Requirements and Accepted Servicing Practices, and no Mortgage Escrow Payments or other charges or prepayments due from a Mortgagor have been capitalized under any Mortgage Instrument or the related Mortgage Note.

(l) Advances. All Advances paid for by Purchaser to Seller, or net against amounts paid over by Seller to Purchaser hereunder were made and are eligible for reimbursement in accordance with Applicable Requirements, are carried on the books of Seller at values determined in accordance with generally accepted accounting principles, are not subject to any set-off or claim that could be asserted against Seller, or to Seller’s Knowledge, Purchaser, and Seller has not received any notice from any Investor, or any Insurer or other Person in which such Investor, Insurer or Person disputes or denies a claim by Seller for reimbursement in connection with an Advance. No Advance has been sold, transferred, assigned or pledged by Seller to any Person other than Purchaser. Seller has not taken any action that, or failed to take any action the omission of which, would materially impair the rights of Purchaser with respect to any such Advance.

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(m) Investor Remittances and Reporting. The Seller and each Originator and Prior Servicer (i) have timely remitted or otherwise made available to each Investor (A) all principal and interest payments received to which the Investor is entitled under the applicable Servicing Agreements, including without limitation any guaranty fees, and (B) all advances of principal and interest payments required by such Servicing Agreements, and (ii) have properly prepared and timely submitted to each Investor all reports in connection with such payments required by Applicable Requirements and Accepted Servicing Practices.

(n) Taxes and Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents relating to the Mortgage Loans have been timely paid by the Seller or a Prior Servicer in compliance with Applicable Requirements and Accepted Servicing Practices to the extent such items are required to have been paid pursuant to Applicable Requirements. There are no delinquent taxes, delinquent assessments or other liens against any Mortgaged Property.

(o) Hazard and Related Insurance. All improvements upon the Mortgaged Property are insured against loss by fire, hazard (and, where required pursuant to Applicable Requirements, flood) and/or extended coverage insurance policies, in the required coverage amount, by an Insurer and otherwise in compliance with and in the manner as may be required by Applicable Requirements. All such insurance policies are in full force and effect, all premiums with respect to such policies have been paid, and all provisions of such insurance policies have been and are being complied with. There has been no act or omission of the Seller or any Prior Servicer that would or may invalidate any such insurance, there has been no event or condition which may result in the revocation, cancellation or expiration of such coverage, and the insurance is or, when issued, will be, and will remain in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of set-off against the Seller affecting the validity or enforceability of any such insurance.

(p) Damage, Condemnation, and Related Matters. There exists no physical damage to any Mortgaged Property from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage is not adequately insured against or would materially and adversely affect the value or marketability of any Mortgage Loan, the Servicing Rights, the Mortgaged Property or the eligibility of the Mortgage Loan for insurance benefits by any Insurer. There is no proceeding pending for the total or partial condemnation of, or eminent domain with respect to, the Mortgaged Property. To the Seller’s knowledge, of the improvements that were included for the purpose of determining the appraised value of the Mortgaged Property for a Mortgage Loan lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. With respect to any Mortgaged Property, to the Seller’s knowledge, the related Mortgagor is not in and has not been in violation of, no prior owner of such property was in violation of, and the Mortgage Property does not violate any standards under, all applicable statutes, ordinances, rules, regulations, orders or decisions relating to pollution, protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, all applicable statutes, ordinances, rules, regulations, orders or decisions relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls and lead and lead-containing materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such items.

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(q) Mortgage File. Except for outstanding Trailing Loan Documents, each Mortgage File contains each of the documents and instruments specified in Exhibit A attached hereto and includes all documents necessary to demonstrate compliance with Applicable Requirements. All books, records and accounts of the Seller, the Seller’s Servicer (if applicable), and the Document Custodian with respect to the Servicing Rights and the Mortgage Loans are true, complete, properly maintained, and accurately reflect the subject matter thereof in all material respects in accordance with all Applicable Requirements and Accepted Servicing Practices such that the Purchaser will not incur a Loss after the Sale Date as a result of any deficiency of the books, records and accounts of such Mortgage File.

(r) Good Title. The Seller is the sole owner and holder of all right, title and interest in and to the Servicing Rights and all documents related thereto. The sale, transfer and assignment by the Seller to the Purchaser of the Servicing Rights and the related documents, and the instruments required to be executed by the Seller and delivered to the Purchaser pursuant to Applicable Requirements, are valid and enforceable in accordance with their terms and will effectively vest in the Purchaser good and marketable title to the Servicing Rights and the related documents, free and clear of any and all liens, claims, or encumbrances, The Seller has the sole and full right and authority to sell and assign the Servicing Rights and the related documents to the Purchaser pursuant to this Agreement. The Seller is not obligated, contractually or otherwise, to sell or offer to sell any of the Servicing Rights and the related documents to any Person other than the Purchaser. Each Servicing Right is owned by Seller outright, and has not been pledged, mortgaged, or otherwise been used for collateral for any loan or other obligation of Seller.

(s) Fraud. No misrepresentation, error or fraudulent action or omission has occurred on the part of any Person (including without limitation any Mortgagor, appraiser, builder or developer, credit reporting agency, settlement agent, realtor, broker or correspondent) in connection with the origination and/or servicing by Seller or Seller’s Servicer of any Mortgage Loan or the application of any insurance proceeds with respect to a Mortgage Loan or the Mortgaged Property.

(t) Representations and Warranties to Investors. All representations and warranties made by the Seller to the applicable Investors in connection with the Mortgage Loans and Servicing Rights in any Servicing Agreement or otherwise are incorporated herein by reference, hereby restated, and inure to the benefit of the Purchaser.

(u) Accuracy of Data. The characteristics of the Mortgage Loans, Servicing Rights, Custodial Accounts and Advances (including, without limitation, delinquency rates, escrow balances, average weighted servicing spread, interest rates, outstanding principal balances and loan modifications) are accurate in all material respects and the information included in each report delivered by the Seller to the Purchaser pursuant to this Agreement (including, without limitation, the Preliminary Settlement Report and the Final Settlement Report) is true and correct in all material respects. All data and other information provided by or on behalf of the Seller (including, without limitation, that obtained during any due diligence investigation) are accurate in all material respects.

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(v) No Recourse. None of the Servicing Agreements nor any other agreement or understanding applicable to any of the Mortgage Loans provides for recourse to the Servicer for losses incurred in connection with (or any obligation to repurchase or reimburse, indemnify or hold harmless any Person based upon) the default or Foreclosure of, or acceptance of a deed in lieu of foreclosure or other transfer or sale of the Mortgaged Property in connection with, a Mortgage Loan, except insofar as such recourse is based upon a failure of the Servicer to comply with Applicable Requirements.

(w) ARM Loans. With respect to each adjustable rate Mortgage Loan, the Seller has, and each Prior Servicer has, properly and accurately and in compliance with all Applicable Requirements and Accepted Servicing Practices (i) entered into its system all data required to service the Mortgage Loan, (ii) adjusted the mortgage interest rate on each interest adjustment date, (iii) adjusted the Mortgage Loan Payment on each payment adjustment date, (iv) calculated the amortization of principal and interest on each payment adjustment date, and (v) executed and delivered any and all notices regarding interest rate and payment adjustments.

(x) Tax Service Contracts and Initial Flood Certifications. All of the Mortgage Loans have, and at all relevant times have had, a valid, fully paid, fully transferable, life-of-loan (i) tax service contract with Corelogic Tax Services, LLC and (b) flood certification contract with ServiceLink Flood Services or CoreLogic Flood Services. Each Mortgage Loan has had a flood zone determination conducted in compliance with Applicable Requirements and such determination is contained in the appropriate Mortgage File. Each such tax service and flood certification contract is transferable to the Purchaser as a fully paid, fully transferable, life-of-loan tax service contract or flood certification contract.

(y) No Buydown Provisions; No Graduated Payments or Contingent Interests. No Mortgage Loan contains provisions pursuant to which Mortgage Loan Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan contains a shared appreciation or other contingent interest feature.

(z) SCRA. No Mortgagor has notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or similar state statute or regulation.

(aa) Credit Information; Credit Reporting. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by Applicable Requirements from furnishing such information to the Purchaser. Complete and accurate information (i.e., favorable and unfavorable) on each Mortgagor has been fully furnished to credit reporting agencies for the applicable Mortgage Loan in accordance with the Fair Credit Reporting Act and its implementing regulations.

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(bb) Assignments of Mortgage. Each Mortgage Loan has been duly and properly assigned to MERS or the current Investor or Servicer, as applicable, in accordance with Applicable Requirements, and the Legal Documents contain intervening Assignments of Mortgage Instruments evidencing a complete chain of assignment from the Originator to the current Investor or Servicer, as applicable, all in compliance with Applicable Requirements, or will be so assigned as contemplated by Section 5.01(d) hereof.

(cc) Residential Properties. Each Mortgaged Property securing a Mortgage Loan consists of a 1-4 family residential dwelling satisfying the requirements of the applicable Investor.

(dd) No High Cost Loans. No Mortgage Loan is a High Cost Loan regardless of whether the Originator or the Seller is exempted from applicable state or local law by virtue of federal preemption. The Seller has implemented and conducted compliance procedures to determine whether any Mortgage Loan is a High Cost Loan under Applicable Requirements. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Investor.

(ee) Eligible Loans. Each Mortgage Loan is an Eligible Loan. No Mortgage Loan is insured or guaranteed by the Federal Housing Administration of the United Stated Department of Housing and Urban Development, the United States Department of Veterans Affairs or the United States Department of Agriculture.

(ff) Lending Program. No Mortgage Loan was originated pursuant to a federal, state or local “affordable housing,” “community lending” or other similar mortgage loan program. HomePossible, HomePossible Advantage, HomeReady, MyCommunity and all other similar or derivative loan programs not requiring alternative servicing activities shall not be considered a violation of this section.

(gg) MERS Mortgage Loans. Each Mortgage Loan is a MERS Mortgage Loan.

(hh) Agency Certification. With respect to each Mortgage Loan, it is the Seller’s responsibility to obtain all required Mortgage Loan documents necessary to obtain the Agency certification and/or recertification, as applicable. Seller is responsible for any out-of-pocket costs that may be incurred by Purchaser as a result of Seller’s failure to obtain Mortgage Loan documents required for such Agency certification and/or recertification, as applicable, pursuant to Agency Guidelines, unless Purchaser or Purchaser’s Custodian directly causes such failure. In the event Purchaser is unable to certify or recertify any Mortgage Loan within the required Agency timeframe as a result of Seller’s failure to deliver required Mortgage Loan documents, Seller will reimburse Purchaser the proportionate cost of posting a letter of credit or provide a letter of credit as required by the Agency. All Mortgage Loans have obtained Agency certification, and Seller has provided sufficient Mortgage Loan Documents to allow each Mortgage Loan and Pool to obtain Agency certification.

(ii) Repurchase and Rescission. There is no pending claim or demand for rescission of any mortgage insurance by any Insurer or PMI by any PMI Company.

(jj) Litigation. No Mortgagor under a Mortgage Loan is a named claimant in a class action or putative class action lawsuit against Seller relating to such Mortgage Loan, and no Mortgage Loan is specifically cited as the basis for a class action or putative class action against Seller.

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Section 4.03 Representations and Warranties of Purchaser. As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser represents and warrants as follows (it being understood that, unless otherwise expressly provided herein, each such representation and warranty is made to the Seller as of the Effective Date, the Sale Date and the applicable Servicing Transfer Date):

(a) Due Incorporation and Good Standing. The Purchaser is a limited liability company, duly organized, validly existing, and in good standing under the laws of Delaware. The Purchaser has, and at all relevant times has had, in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing Rights require it to be qualified or licensed, except where the failure of the Purchaser to possess such qualifications, licenses, permits, approvals and registrations would not have a material adverse effect on its ability to enforce any Mortgage Loan or to realize the full benefits of any Servicing Rights. The Purchaser is an approved seller/servicer, servicer or issuer, as applicable, for Fannie Mae and Freddie Mac, and is a mortgagee approved by the Secretary of HUD pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Purchaser unable to comply with the eligibility requirements set forth in the Applicable Requirements. The Purchaser has complied with, and is not in default under, any law, ordinance, requirement, regulation, rule, or order applicable to its business or properties, the violation of which might materially and adversely affect the operations or financial condition of the Purchaser or its ability to perform its obligations hereunder.

(b) Authority and Capacity. The Purchaser has all requisite limited liability company power, authority and capacity, to execute and deliver this Agreement and to perform all of its obligations hereunder.

(c) Effective Agreement. The execution, delivery and performance of this Agreement by the Purchaser and consummation of the transactions contemplated hereby have been or will be duly and validly authorized by all necessary limited liability company action by the Purchaser; and this Agreement has been or will be duly and validly executed and delivered by the Purchaser, and this Agreement is a valid and legally binding agreement of the Purchaser and enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor’s rights and to general principles of equity.

(d) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall (i) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Purchaser’s certificate of formation or limited liability company agreement, or of any material mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Purchaser is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Purchaser, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Purchaser.

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(e) Consents, Approvals and Compliance. There is no requirement applicable to the Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of, any Person as a condition to the lawful performance by the Purchaser of its obligations hereunder. The Purchaser is approved by and in good standing with each Agency, Investor or Insurer, as necessary, in order to purchase and assume responsibility for the Servicing Rights. The Purchaser has complied with, and is not in default under, any law, ordinance, requirement, regulation, rule, or order applicable to its business or properties, the violation of which might materially and adversely affect the operations or financial condition of the Purchaser or its ability to perform its obligations hereunder.

(f) Litigation. There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the Purchaser’s knowledge, threatened, or any order, injunction or decree outstanding, against or relating to the Purchaser that could materially and adversely affect or delay the performance by the Purchaser of its obligations under this Agreement.

(g) MERS Membership. The Purchaser is an approved member in good standing with MERS.

Section 4.04 Knowledge-Qualified Representations and Warranties. With respect to representations and warranties that are made to the Seller’s knowledge or are qualified as to materiality, if it is discovered that the underlying fact stated in such representation or warranty with the Seller’s knowledge qualifier or Seller’s materiality qualifier omitted is inaccurate, the Purchaser shall be entitled to all remedies under this Agreement to which the Purchaser would be entitled for breach of such representation or warranty, including without limitation, the rights to indemnification and repurchase set forth in Sections 8.01and 8.03 hereof, as if the knowledge qualifier or materiality qualifier were omitted, notwithstanding the Seller’s lack of actual knowledge or potential immateriality with respect to the inaccuracy of the underlying fact stated in such representation or warranty.

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ARTICLE V

COVENANTS

Section 5.01 Document Custodian; Assignments and Related Matters.

(a) Document Custodian; Document Management Vendor. With respect to each Mortgage Loan, subject to Investor requirements, the Purchaser controls the choice of the Custodian and the Document Management Vendor on and subsequent to the applicable Servicing Transfer Date. Except as otherwise set forth herein, the Seller shall be responsible for all fees and costs charged by and otherwise associated with the Document Custodian with respect to a Mortgage Loan (including any document deposit and review costs associated with missing documents), and the Purchaser shall be responsible for all fees and costs charged by and otherwise associated with the Custodian with respect to a Mortgage Loan for custodial and document management services rendered on and subsequent to the applicable Servicing Transfer Date; provided however, the Seller shall be responsible for (i) the costs of delivery to the Custodian of documents missing from the Mortgage File and (ii) the charges, regardless of timing, imposed by the Custodian related to checking in such documents in an amount not to exceed $4.00 per missing document. Seller shall have delivered to the Custodian any documentation relating to Mortgage Files that were released prior to the Servicing Transfer Date, with the exception of those Mortgage Files required to be in the possession of counsel or any other third party due to jurisdictional requirements related to default.

(b) Transfer of Custody of Legal Documents. Effective as of the applicable Servicing Transfer Date, at the Seller’s expense, the Seller shall (or shall cause its Document Custodian to) transfer the custody of the related Legal Documents (excluding any outstanding Trailing Loan Documents, unless needed to meet Applicable Requirements) to the Purchaser’s Custodian. Each Mortgage File shall clearly indicate the Seller’s loan numbers. Seller shall bear the cost of shipping each Mortgage File to the Purchaser’s Custodian.

(c) Transfer of Imaged Mortgage File Documents. As outlined in the Transfer Instructions at the Seller’s expense, the Seller shall transfer fully indexed Imaged Mortgage File Documents in respect of each applicable Mortgage Loan to the Document Management Vendor (or Purchaser’s designee). The Imaged Mortgage File Documents shall meet the criteria set forth in the Transfer Instructions attached hereto. The Imaged Mortgage File Documents shall be provided in such order as directed by Purchaser in advance in writing. The Purchaser shall be responsible for all ongoing fees and costs charged by the Document Management Vendor.

(d) Assignments and Related Matters. The Seller shall, at its expense and in compliance with all Applicable Requirements and Accepted Servicing Practices within ninety (90) days of the Servicing Transfer Date, (i) prepare and record or cause to be prepared and recorded, as required by the applicable Investor, all prior intervening Assignments of Mortgage Instruments; (ii) prepare or cause to be prepared all Assignments of Mortgage Instruments to the applicable Investor or as otherwise required by the applicable Investor; and (iii) endorse or cause to be endorsed the Mortgage Notes in blank without recourse or as otherwise required by the applicable Investor. The Seller shall deliver to the Purchaser’s Custodian all original recorded Assignments of Mortgage Instruments, with an image of the same delivered to the Document Management Vendor or Purchaser (or a recorded copy if the county register does not return an original), promptly upon receipt of the same from the applicable recording office or otherwise.

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The Seller shall, at the Seller’s expense and within five (5) days of the Servicing Transfer Date, take such actions as are necessary to cause the Purchaser to be clearly identified as the servicer of each Mortgage Loan on the records of MERS for purposes of the system of recording transfers of servicing of mortgage loans maintained by MERS and make such other changes to the applicable MERS registration information as is required under Applicable Requirements. The Purchaser shall accept any such transfer of servicer or beneficial interest initiated by the Seller within MERS.

(e) Delivery of Trailing Loan Documents. Within one hundred eighty (180) days following the Servicing Transfer Date (or such earlier time as may be required pursuant to Applicable Requirements), the Seller shall deliver to the Purchaser’s Custodian, with an image to the Purchaser, complete and correct versions of each of the Trailing Loan Documents required to be included in the Mortgage File related to the Servicing Rights; provided, however, that in the case of a Mortgage Instrument or Assignment of Mortgage Instrument that the Seller has delivered to the applicable recorder’s office in a timely manner that has not yet been returned by such recorder’s office solely due to a delay by such recorder’s office or in the case of a title policy that has not yet been issued by the title insurer, the Seller shall have such additional time to obtain and deliver such documents and the final title policy as is necessary but not to exceed twelve (12) months following the Servicing Transfer Date.

(f) Tax Service Contracts and Flood Certifications. The Seller shall be responsible for any and all costs, expenses and fees (including any and all transfer or conversion fees and charges, and incremental costs, expenses and fees) incurred in connection with (i) the transfer of tax service contracts, or (ii) obtaining new tax service or flood certification contracts in the event (1) a life-of-loan tax contract with CoreLogic Tax Services, LLC or a life-of-loan flood cert contract with ServiceLink Flood Services or CoreLogic Tax Services, LLC is not provided, or (2) Purchaser has otherwise identified a material issue with such contract provided that Seller shall be provided with written notice of such material issues and a reasonable opportunity to cure it. Seller shall provide Purchaser with all information necessary for it to obtain new tax service contracts with CoreLogic Tax Services, LLC.

Section 5.02 Undertakings by Seller.

(a) Custodial Fund Interest and Reporting. The Seller shall reimburse the Purchaser for any Escrow Interest on Custodial Funds accrued up to the applicable Servicing Transfer Date to the extent interest with respect to Custodial Funds is required to be paid under Applicable Requirements for the benefit of Mortgagors under the Mortgage Loans.

(b) IRS Reporting. The Seller shall, at its sole cost and expense, prepare and file with the Internal Revenue Service all reports, forms, notices and filings required by the Internal Revenue Code and rules, regulations and interpretations thereunder in connection with the Servicing Rights and Mortgage Loans with respect to events that occurred prior to the applicable Servicing Transfer Date thereof, including without limitation, the reporting of all interest paid by the Seller for the account of Mortgagors under the Mortgage Loans, all in compliance with Applicable Requirements and Accepted Servicing Practices. The Purchaser shall not have any responsibility for providing such information for the period of time prior to the applicable Servicing Transfer Date.

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(c) Other Notices. Prior to the applicable Servicing Transfer Date, at the Seller’s expense, the Seller or its subservicer shall notify all insurance companies and/or agents that the servicing of the applicable Mortgage Loans is being transferred and instruct such entities to deliver all payments, notices, and insurance statements to the Purchaser on and after the applicable Servicing Transfer Date. Such notices shall instruct such entities to deliver, from and after the applicable Servicing Transfer Date, all applicable payments, notices, bills, statements, records, files and other documents to the Purchaser. All such notices sent to hazard, flood, earthquake, private mortgage guarantee and other insurers shall comply with the requirements of the applicable master policies and shall instruct such insurers to change the mortgagee clause to “Nationstar Mortgage, its successors and assigns” as per the Transfer Instructions or as otherwise required under Applicable Requirements. The Seller shall provide the Purchaser upon request with copies of all such notices sent pursuant to this paragraph.

Section 5.03 Non-Solicitation. The Seller shall not, and shall cause its affiliates, officers, directors, shareholders, managers, and employees to not, directly or indirectly, during the remaining term of any of the Mortgage Loans, by telephone, by mail, by internet, by facsimile, by personal solicitation, by electronic media or otherwise take any action to solicit the Mortgagors for refinance. Unless otherwise expressly agreed to in writing, nothing in this Section 5.03 shall prohibit the Seller or the Seller’s affiliates from (a) taking applications from those Mortgagors who initiate refinance action on their own, (b) engaging in a mass advertising program to the general public at large such as mass mailings based on commercially acquired, non-targeted mailing lists, or general, non-targeted newspaper, magazine, billboard, radio, television or internet advertisements, or (c) as otherwise agreed upon in writing by the parties. In the event that the terms of this Section 5.03 have been breached and any affected Mortgage Loan is refinanced or prepaid in full (other than by Purchaser or Purchaser’s affiliates), Seller shall pay to Purchaser (and Purchaser shall have the right to offset any such amounts against future payments required hereunder to be made by Purchaser to Seller) an amount equal to the Servicing Rights Repurchase Price.

Section 5.04 Payment of Costs. Except as otherwise provided herein (a) the Seller shall be responsible for all fees, costs, expenses and other amounts payable to or with respect to (i) the transfer of the Servicing Rights, including all costs associated with obtaining consent from any required third parties in order to permit the transfer, and any fees due to an Investor or other required third party in order to permit the transfer, (ii) the delivery of the complete and accurate Mortgage Files and related documents and tapes and the expenses of curing any defects in any Mortgage Loan Documents or other documents in a Mortgage File, (iii) the transfer of the Custodial Funds in accordance with Section 3.04(a) hereof, (iv) pool insurance premiums with respect to the period prior to the Servicing Transfer Date, (v) the transfer of Servicing to the Purchaser (including, but not limited to fees charged by the Purchaser with respect to tax service contracts and flood contracts as provided in Section 5.01(f)) (vi) preparing and recording individual Assignments of Mortgage Instruments to the Investor (if required by applicable Investor guidelines), the Purchaser, or MERS, with copies of Mortgages and endorsement of Mortgage Notes in blank, as required, to the Purchaser, (vii) processing transfers of Servicing to the Purchaser with MERS, (viii) its advisors, consultants, accountants, attorneys and document custodian, (ix) the Seller’s performance of its obligations under this Agreement, (x) any pre- or post-origination audits conducted by an Investor with respect to any Mortgage Loans or Servicing Rights related to Seller’s obligations under this Agreement, (xi) fees due any subservicer engaged by Seller (if any), and (xii) all costs associated with the transmission of notices as required of the Seller by RESPA any and all other state, federal or local laws and regulations (including, but not limited to, “good-bye letters”), hazard/flood carriers, PMI Companies, pool insurers, tax service companies, Investors, and Agencies; and (b) the Purchaser shall be responsible for the (i) fees, costs, expenses and other amounts payable to or with respect to its advisors, consultants, accountants, attorneys, its Custodian (except as otherwise provided herein) and its costs to transfer the Servicing Rights, (ii) its Document Management Vendor, and (iii) the Purchaser’s performance of its obligations under this Agreement.

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Section 5.05 Property Taxes and Charges. All taxes, governmental assessments, insurance premiums, water, sewer, municipal charges, leasehold payments or ground rents, and common charges of condominiums or planned unit developments relating to the Mortgage Loans, which have become or will become due within thirty (30) days after the applicable Servicing Transfer Date, have been or will be paid by the Seller prior to the applicable Servicing Transfer Date (provided that the Seller, or its tax service provider has received such notice prior to the Servicing Transfer Date) to the extent of Mortgage Escrow Payments made by the applicable Mortgagor with respect thereto or Advances as required by Applicable Requirements. The Seller shall pay the Purchaser any penalty charges or the amount of any discounts lost as a result of a failure to pay tax bills which are due and payable in accordance with this Section 5.05 to the extent of Mortgage Escrow Payments made by the applicable Mortgagor with respect thereto or Advances as required by Applicable Requirements, which are subsequently incurred by the Purchaser.

Section 5.06 Cooperation. To the extent reasonably possible, the Parties shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement and complying with the covenants set forth herein. The Purchaser shall cooperate as reasonably required by the Seller in the Seller’s efforts to obtain Required Consents hereunder. In addition, the Parties agree to cooperate and work in good faith to solve any and all issues or developments that arise during the course of the business relationship evidenced hereby. In addition, the Seller and the Purchaser acknowledge their respective regulatory obligation to provide notices to Mortgagors in the course of transfers of servicing and to address, or cause to be addressed, any Mortgagor inquiries or complaints that either Party may receive. The Seller and the Purchaser shall cooperate to the extent necessary to meet regulatory obligations with respect to the servicing transfer (e.g., the complete and accurate transfer of all data and documents with respect to each Mortgage Loan) and the resolution of Mortgagor inquiries and complaints.

Section 5.07 Custodial Account Verification. The Purchaser reserves the right to independently verify the sufficiency of the Custodial Accounts. Should the Purchaser, any Investor or an auditor determine that the Custodial Account(s) did not contain the required deposits as of the applicable Servicing Transfer Date or contained more than the required funds, then upon receipt of written documentation from Purchaser evidencing such shortage or overage, the Seller shall immediately reconcile all such accounts and deliver to the Purchaser the amount of the identified shortage (without interest thereon) or the Purchaser shall refund such surplus to the Seller. Notwithstanding the foregoing, any right of the Purchaser to verify deposits in the Custodial Account shall in no way impair the Purchaser’s or any of its successor’s rights to any remedies provided under this Agreement and/or by law for any failure to maintain such accounts as required by this Agreement.

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Section 5.08 Purchaser Due Diligence.

(a) Prior to Servicing Transfer Date hereunder, the Purchaser, including its third-party auditors and regulatory officials with regulatory authority over the Purchaser, shall have the right, during the Seller’s normal business hours and upon reasonable advance written notice to the Seller, to examine, audit and review any and all books, records, documentation or other information of the Seller concerning the Mortgage Loans or Servicing Rights, whether electronic or otherwise and whether held by the Seller or another party other than any such books, records, documentation or other information that the Seller is restricted from disclosing by applicable law or regulation. Purchaser shall be responsible for its own costs and expenses related to such examination, audit or review. In connection with any such examination, audit or review, the Seller shall provide the Purchaser or its agents or designees with reasonable access to its facilities, employees, servicing and origination systems and other computer and technology systems and shall cooperate in good faith in responding to any reasonable inquiries.

(b) Unless otherwise prohibited by law or regulation, the Seller will respond to reasonable inquiries from the Purchaser regarding the Seller’s compliance with, and ability to perform its obligations under, the provisions of this Agreement, including without limitation reasonable inquiries regarding the Seller’s qualifications, expertise, capacity and staffing levels, training programs, work quality and workload balance, reputation (including complaints), information security, document custody practices, business continuity and financial viability.

Section 5.09 Servicing Transfer. The Seller shall transfer the actual servicing of the related Mortgage Loans to the Purchaser on the applicable Servicing Transfer Date. Both Parties shall comply, as applicable, in all material respects with the Transfer Instructions. If there is a conflict with regard to the Agreement and the Transfer Instructions, the Agreement terms shall prevail.

Section 5.10 Forwarding of Payments and Other Items. All Mortgage Loan payments and other funds or payments, all other bills, and all transmittal lists or any other information used to pay bills pertaining to the Mortgage Loans, and all documents, notices, correspondence, consumer inquiries and complaints, and other documentation related to the Mortgage Loans, that are received by the Seller after the applicable Servicing Transfer Date shall be forwarded by the Seller, at the Seller’s expense: (i) to the Purchaser (or Purchaser’s designee) by overnight delivery within two Business Days following the Seller’s receipt thereof for the first sixty (60) days after the applicable Servicing Transfer Date, and (ii) to the sender thereof by first class mail within two Business Days following the Seller’s receipt thereof, with appropriate notice of the transfer hereunder thereafter.

Section 5.11 File Request. In the event that an Investor, Insurer, State Agency or other governmental or regulatory authority requests delivery of the Mortgage File or other documentation in connection with a post-closing review of a Mortgage Loan or otherwise, and the complete Mortgage File has not been delivered to the Purchaser or its designee, the Purchaser shall promptly notify the Seller thereof in writing and the Seller shall, promptly upon notice of such request, deliver the requested documentation that is in Seller’s possession or control to the Purchaser.

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Section 5.12 Power of Attorney. Seller shall provide Purchaser with the number of executed powers of attorney as set forth in the Transfer Instructions, in the form attached hereto as Exhibit F, to be used by Purchaser as necessary of Purchaser to service the applicable Mortgage Loans in accordance with this Agreement and Applicable Requirements.

Section 5.13 Imaging Fee. Seller shall promptly pay Purchaser, or at Purchaser’s option Purchaser may set off against any portion of the Purchase Price then held by Purchaser, the Imaging Fee for each Loan File that is not comprised solely of imaged documents that have been indexed and formatted in material respects as provided in the Transfer Instructions.

Section 5.14 FEMA Disaster Inspections. Seller shall provide evidence of compliance with Agency Guidelines for any Mortgage Loan where the Mortgaged Property located in an area declared disaster areas by the Federal Emergency Management Agency.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of the Purchaser under this Agreement are subject to the satisfaction of each of the following conditions, any or all of which may be waived in writing by the Purchaser:

Section 6.01 Correctness of Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects (other than those representations and warranties which are already qualified by “materially”, “in all material respects” or other similar qualifiers, which shall not be further qualified by the foregoing) as of the date upon which each of such representations and warranties were made.

Section 6.02 Compliance with Covenants. All terms and covenants contained in this Agreement required to be complied with and performed by the Seller shall have been duly complied with and performed by the Seller in all material respects.

Section 6.03 Litigation. No litigation, claim, demand, administrative or regulatory proceeding or governmental investigation shall be pending, threatened or contemplated and no order, injunction or decree shall have been entered that either (i) would have a material adverse effect upon the Servicing Agreements, the Mortgage Loans, the Servicing Rights, the performance by the Seller of its obligations (or by the Purchaser of its future obligations) under the Servicing Agreements, the performance by the Seller of its obligations under this Agreement or the transactions contemplated herein, or (ii) enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit this Agreement or consummation of the transactions contemplated by this Agreement.

Section 6.04 Execution and Delivery of Agreements. On or before the Sale Date, the Seller shall have executed and delivered to the Purchaser this Agreement and fully-executed copy of each Lien Release Letter and the executed Powers of Attorney.

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Section 6.05 Financial Condition of Seller. On or before the Sale Date, the Seller shall, if requested by the Purchaser, have provided to the Purchaser information reasonably satisfactory to the Purchaser to evidence that the financial condition of the Seller is adequate to support the performance by the Seller on a timely basis of the Seller’s potential repurchase, indemnification and other obligations hereunder.

Section 6.06 Required Documentation. At or prior to the Sale Date, the Purchaser shall have reasonably approved and accepted all Investor approval documentation required to effectuate the purchase and transfer of the Servicing Rights as contemplated hereunder.

Section 6.07 No Material Adverse Change. There shall have been no material adverse change (or any occurrence, circumstance or combination thereof reasonably likely to result in a material adverse change) in the condition (financial or otherwise), business, net worth, assets (including the Servicing Rights), properties, operations or future prospects of the Seller.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of the Seller to sell the Servicing Rights on the Sale Date under this Agreement are subject to the satisfaction of each of the following conditions, any or all of which may be waived in writing by the Seller:

Section 7.01 Correctness of Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement are true and correct in all material respects (other than those representations and warranties which are already qualified by “materially”, “in all material respects” or other similar qualifiers, which shall not be further qualified by the foregoing) as of the date upon which each of such representations and warranties were made.

Section 7.02 Compliance with Covenants. All terms and covenants in this Agreement required to be complied with and performed by the Purchaser shall have been duly complied with and performed by the Purchaser in all material respects.

Section 7.03 Litigation. No litigation, claim, demand, administrative or regulatory proceeding or governmental investigation shall be pending or threatened and no order, injunction or decree shall have been entered that either (i) would have a material adverse effect upon the performance by the Purchaser of its obligations under this Agreement or the transactions contemplated herein, or (ii) enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit this Agreement or consummation of the transactions contemplated by this Agreement or seeks to terminate the Purchaser as an approved servicer in respect of the applicable Investor.

Section 7.04 Execution and Delivery of Agreements. On or before the Sale Date, the Purchaser shall have executed and delivered to the Seller this Agreement.

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Section 7.05 Required Documentation. At or prior to the Sale Date, the Seller shall have reasonably approved and accepted all Investor approval documentation required to effectuate the purchase and transfer of the Servicing Rights as contemplated hereunder.

ARTICLE VIII

INDEMNIFICATION AND REPURCHASE

Section 8.01 Indemnification of Purchaser. The Seller shall indemnify, defend and hold the Purchaser harmless from, and will reimburse the Purchaser for, any and all out of pocket Losses incurred by the Purchaser to the extent that such Losses arise out of, relate to, or result from:

(a) the inaccuracy of any representation or warranty made by the Seller in this Agreement;

(b) the failure by the Seller, or any Person on the Seller’s behalf, to perform or observe any term or provision of this Agreement which is not otherwise specifically addressed in this Section 8.01;

(c) any actual or alleged inadequate, inaccurate or improper acts or omissions related to the origination, servicing, or subservicing of the Mortgage Loans prior to the Servicing Transfer Date, or the sale by Seller of the Servicing Rights hereunder, or any failure, actual or alleged, to comply with all Applicable Requirements and Accepted Servicing Practices, in each case or circumstance, to the extent any of the foregoing relate to, arise out of or result from actions or omissions related to the origination, servicing or subservicing of the Mortgage Loans prior to the Servicing Transfer Date, including without limitation, by the Seller, any Originator or any Prior Servicer;

(d) any claim, demand, or other litigation, action or proceeding (including, without limitation, any class action involving the Seller or any Originator or Prior Servicer, the Servicing Rights or the Mortgage Loans), and any settlement of any claim, demand, or other litigation, action or proceeding, arising out of events occurring in whole or in part before the Sale Date;

(e) any missing or defective documents, including documents required to be delivered in imaged format, that are required to be delivered to the Purchaser hereunder;

(f) the False Claim Act (31 U.S.C. §§ 3729 – 3733) or any similar law related to the filing of false claims to governmental entities (including any penalties, fines or statutory damages assessed) involving the Seller or any Originator or Prior Servicer and arising out of events occurring in whole or in part before the Servicing Transfer Date; and

(g) any Losses attributable to the impact of severe weather, including those occurring in Federal Emergency Management Agency-designated, or state-designated disaster areas relating to the period prior to the Sale Date which are not otherwise paid by insurance or otherwise reimbursed to the Purchaser.

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Section 8.02 Indemnification of Seller. The Purchaser shall indemnify, defend and hold the Seller harmless from, and will reimburse the Seller for, any and all Losses incurred by the Seller to the extent that such Losses arise out of, relate to:

(a) the inaccuracy of any representation or warranty made by the Purchaser in this Agreement;

(b) the failure by the Purchaser, or any Person on the Purchaser’s behalf, to perform or observe any term, provision and/or covenant of this Agreement;(c) any actual or alleged inadequate, inaccurate or improper act or omissions of the Purchaser (or its agents or designees including but not limited to any subservicer engaged by Purchaser) in its performance of servicing activities on or after the Servicing Transfer Date and any failure, actual or alleged, to comply with all Applicable Requirements and Accepted Servicing Practices, in each case or circumstance, to the extent any of the foregoing relate to, or arise out of, or result from such acts or omissions related to the servicing or subservicing of the Mortgage Loans occurring on or after the applicable Servicing Transfer Date (other than in connection with the continuation by the Purchaser of any past practices of the Seller or any Prior Servicer (resulting from the information and electronic data provided by the Seller/Prior Servicer to the Purchaser) that fail to comply with Applicable Requirements, except for any practices that the Purchaser discovered that fail to comply with Applicable Requirements during the servicing of the Mortgage Loans on or after the Servicing Transfer Date and which are knowingly continued by Purchaser following such discovery); or

(d)       any claim, demand or other litigation, action or proceeding (including, without limitation, any class action involving the Purchaser, the Servicing Rights or the Mortgage Loans), and any settlement of any claim, demand or other litigation, action or proceeding, arising out of events occurring in whole or in part on or after the applicable Servicing Transfer Date.

In determining the amount of any Loss arising from such breach, such representation and warranty shall be considered without regard to any knowledge qualification or materiality qualification by or reference to the words “knowledge,” or “material” or any other similar words contained herein.

Section 8.03 Repurchase of Mortgage Loans and Servicing Rights.

(a) Notice of Repurchase Demand. If either the Seller or the Purchaser has been notified by an Investor of a Mortgage Loan to be repurchased pursuant to Applicable Requirements, and/or either the Seller or the Purchaser has received any correspondence from the Investor requesting information regarding any Mortgage Loan which gives rise to or is reasonably expected to give rise to a demand, such Party shall notify the other Party no later than ten (10) Business Days following receipt of such notice. Any notices required under this Section 8.03 may be made by e-mail.

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(b) Upon receipt of a notice from the Purchaser pursuant to Section 8.03(a), the Seller may, at its option, defend or agree to any repurchase demand made by an Investor. The Seller must notify the Purchaser in writing at least fifteen (15) Business Days prior to the deadline set forth in the repurchase demand of its decision to repurchase or defend such repurchase demand.

(c) Repurchase. Without limiting any other remedies available under this Agreement, if the Purchaser is required by the respective Investor to repurchase a Mortgage Loan subject to the Seller’s right to defend such repurchase claim under Section 8.03(b) (other than as a result of the Purchaser’s failure to service the Mortgage Loan after the Servicing Transfer Date in accordance with Applicable Requirements, which failure was not caused by the Seller’s breach of its obligations under this Agreement), the Purchaser may, in its sole and absolute discretion, either (i) require that the Seller provide to the Purchaser the Mortgage Loan Repurchase Price promptly upon written notice and in time to meet the repurchase requirements of any Investor demand and comply with all RESPA notification requirements, or (ii) advance the Mortgage Loan Repurchase Price on behalf of the Seller in which case the Seller shall, within five (5) Business Days of the Purchaser providing written notice of the advance of such funds, reimburse the Purchaser for the Mortgage Loan Repurchase Price. Within five (5) Business Days of such repurchase of a Mortgage Loan, the Seller shall also pay to the Purchaser without duplication, the Servicing Rights Repurchase Price for the related Servicing Rights. Upon the completion of the repurchase of a Mortgage Loan by the Seller, the Seller shall cooperate with the Purchaser to promptly transfer the ownership and servicing of such Mortgage Loan to the Seller.

(d) Alternative Agreements. If an Investor chooses not to exercise its repurchase rights and instead proposes a risk fee or repurchase alternative agreement (each a “Repurchase Alternative Agreement”) which the Purchaser and the Seller deem acceptable in good faith, the Seller shall reimburse Purchaser for any costs, fees or expenses incurred by the Purchaser arising under such Repurchase Alternative Agreement and the Seller shall indemnify, defend and hold the Purchaser harmless for any and all Losses incurred by the Purchaser that arise out of, relate to, or otherwise result from a Repurchase Alternative Agreement. To the extent that an Investor ultimately requires the Purchaser to repurchase any Mortgage Loan subject to a Repurchase Alternative Agreement, the Seller will repurchase such Mortgage Loan from the Purchaser in accordance with this Section 8.03 subject to the Seller’s right to defend such repurchase claim under Section 8.03(b). Within five (5) Business Days of such repurchase of a Mortgage Loan, the Seller shall also pay to the Purchaser without duplication, the Servicing Rights Repurchase Price for the related Servicing Rights. Upon the completion of the repurchase of a Mortgage Loan by the Seller, the Seller shall cooperate with the Purchaser to promptly transfer the ownership and servicing of such Mortgage Loan to the Seller.

(e) Completion of Repurchase. The Purchaser will reasonably cooperate with the Seller to effectuate the repurchase of the Servicing Rights in accordance with the Agency Guidelines. Upon completion of the repurchase of the Servicing Rights, the Purchaser will (A) promptly transfer to the Seller the servicing for the repurchased Servicing Rights and (B) promptly forward to the Seller:

1.   the Mortgage File;

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2.   all Legal Documents then held by the Purchaser or its Custodian; and

3.   any reasonable documentation to the Seller of the actual amount remitted to the Agency to effect such repurchase of such Mortgage Loan.

Section 8.04 Reserved.

Section 8.05 Investor Appeal Rights. If an Investor requests repurchase, payment of fees, indemnification, make-whole, or other remedy and the Agency Guidelines of such Investor allow for a rebuttal, defense or appeal with respect thereto, the Purchaser shall reasonably cooperate with Seller’s efforts to prepare and present any such rebuttal, appeal or defense, and shall provide Seller with reasonably requested information or documents related to the applicable Mortgage Loan that is not already in Seller’s possession or control, but Purchaser shall have no obligation to review, and shall no liability for, any information or documents submitted by the Seller to the applicable Investor (other than information or documents created by or on behalf of Purchaser related to the servicing of the applicable Mortgage Loan after the applicable Servicing Transfer Date). In addition, if the Seller fails to exercise its right to cure, rebut, appeal or defend against any claim or demand by an Investor in a timely manner, the Purchaser may, but shall have no obligation to, exercise such right.

Section 8.06 Effect of Due Diligence and Review. The Parties agree that the provision of any information and documents by the Seller, and the review thereof and determinations made by the Purchaser in connection with its due diligence review of any information and documents shall have no bearing on, and shall not limit the effect of, the Seller’s representations, warranties, covenants, indemnities and other obligations under this Agreement, or any rights or remedies of the Purchaser.

ARTICLE IX

TERMINATION

Section 9.01 Termination.

(a) Prior to the Sale Date, the Purchaser may immediately terminate this Agreement if any of the following shall occur:

(i) the Seller loses any Investor approval to originate, service and/or deliver Eligible Loans to any Investor to whom the Seller has sold Mortgage Loans, where such loss of approval is based upon a fault of the Seller (as evidenced in writing from the applicable Investor), and such approval is not restored within thirty (30) days after such approval was initially revoked by the applicable Investor;

(ii) the Seller breaches, in any material respect, any representation or warranty, covenant, obligation or agreement set forth in this Agreement and such breach is not cured within thirty (30) days following the Seller’s receipt of the Purchaser’s written notice thereof;

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(iii) any filing of an insolvency proceeding by or on behalf of the Seller, any consent by or on behalf of the Seller to the filing of an insolvency proceeding against the Seller, or any admission by or on behalf of the Seller of its inability to pay its debts generally as the same become due;

(iv) one or more of the Seller’s regulators determines that the Seller has violated any Applicable Requirements and such violation shall have a material and adverse effect on the Servicing Rights, the underlying Mortgage Loans or the Seller’s ability to perform in any material respect under this Agreement;

(v) any filing of an insolvency proceeding against the Seller that remains undismissed or unstayed for a period of five (5) days after the filing thereof;

(vi) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the Seller;

(vii) the approvals from each Investor to consummate the transactions contemplated hereby are not obtained within 120 days following the Effective Date.

(b) Prior to the Sale Date, the Seller may immediately terminate this Agreement if any of the following shall occur:

(i) The Purchaser loses any Investor approval to own the Servicing Rights relating to the Mortgage Loans, (as evidenced in writing from the applicable Investor), and such approval is not restored within thirty (30) days after such approval was initially revoked by the applicable Investor;

(ii) The Purchaser breaches, in any material respect, any representation or warranty, covenant, obligation or agreement set forth in this Agreement and such breach is not cured within thirty (30) days following the Purchaser’s receipt of the Seller’s written notice thereof;

(iii) any filing of an insolvency proceeding by or on behalf of the Purchaser, any consent by or on behalf of the Purchaser to the filing of an insolvency proceeding against the Purchaser, or any admission by or on behalf of the Purchaser of its inability to pay its debts generally as the same become due;

(iv) any filing of an insolvency proceeding against the Purchaser that remains undismissed or unstayed for a period of five (5) days after the filing thereof; or

(v) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the Purchaser.

Section 9.02 Effect of Termination. The termination of this Agreement shall not affect any other agreement between the Purchaser and the Seller.

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ARTICLE X

MISCELLANEOUS

Section 10.01 Supplementary Information. From time to time prior to and after the Sale Date, each Party shall furnish to the other Party such information supplementary to the information contained in the documents and schedules delivered pursuant hereto which is reasonably available and may reasonably be requested or which may be necessary to file any reports due to the Investors in connection with the Mortgage Loans or Servicing Rights.

Section 10.02 Broker’s Fees. If applicable, each Party shall be responsible for the payment of fees or commissions in the nature of a finder’s or broker’s fee arising out of or in connection with the subject matter of this Agreement due to its respective agent, finder, or broker or any other representative, but not those due to agents, finders, brokers, or other representatives of the other Party.

Section 10.03 Further Assurances. Each Party shall, at any time and from time to time, promptly, upon the reasonable request of the other Party or its representatives, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required for the better vesting and conveyance to the Purchaser and its successors and assigns of title to Servicing Rights or as shall be necessary to effect the transactions provided for in this Agreement. The Purchaser and the Seller shall cooperate in good faith to consummate the transactions contemplated by this Agreement.

Section 10.04 Survival. Notwithstanding anything to the contrary contained herein, the representations and warranties of the Parties contained herein, as well as the Party’s respective rights and obligations arising under Article VIII hereof shall survive the termination of this Agreement and shall inure to the benefit of the Parties and their successors and assigns.

Section 10.05 Assignment. The Purchaser may at any time sell its Servicing Rights relating to any Mortgage Loans and assign to the new purchaser the representations, warranties and covenants of the Seller hereunder related thereto. No Party shall otherwise assign, sub-license, sub-contract, delegate, charge or otherwise transfer or encumber any of its rights or obligations under this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that nothing in this Section 10.05 shall be construed to require the consent of a Party with respect to an assignment by merger whereby the other Party is merged into a successor entity so long as such successor entity agrees to be bound by the terms of this Agreement.

Section 10.06 Notices. Except as otherwise expressly permitted by this Agreement, all notices and statements to be given under this Agreement are to be in writing, delivered by hand, national overnight mail service, or first class United States mail, postage prepaid and registered or certified with return receipt requested, to the following addresses (which addresses may be revised by notice):

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(a) If to the Purchaser, to:

Nationstar Mortgage LLC

8950 Cypress Waters Blvd.

Dallas, Texas 75019

Attention: General Counsel

With a copy to:

Nationstar Mortgage LLC

8950 Cypress Waters Blvd.

Dallas, TX 75019

Attention: Chris Said

Phone: 972.894.9067

Email: chris.said@mrcooper.com

(b) If to the Seller, to:

First Savings Bank

702 North Shore Drive, Suite 300

Jeffersonville, IN 47130

Attention: Julia Blackwell

Phone: 812.283.0724

Email: jblackwell@fsbbank.net

With a copy to:

First Savings Bank

702 North Shore Drive, Suite 300

Jeffersonville, IN 47130

Attention: Jackie Journell

Phone: 812.218.6828

Email: jjournell@fsbbank.net

All notices and statements shall be deemed given, delivered, and received upon personal delivery, one (1) Business Day after sending by overnight mail or five (5) Business Days after mailing by first class United States mail in the manner set forth above.

Section 10.07 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. No amendments, modifications or supplements of this Agreement shall be binding unless executed in writing by the Parties. The Exhibits and Schedules are part of this Agreement.

Section 10.08 Binding Effect; Third Parties. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the Parties hereto and their successors and permitted assigns, any rights, obligations, remedies or liabilities.

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Section 10.09 Applicable Laws. This Agreement shall be construed in accordance with federal law and the laws of the State of New York, without reference to the choice of law principles under the laws of the State of New York.

Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute full and proper execution hereof.

Section 10.11 No Remedy Exclusive. No remedy under this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to any remedies given under this Agreement or existing at law or in equity.

Section 10.12 Attorney’s Fees and Expenses. If any Party shall bring suit against the other Party as a result of any alleged breach or failure by the other Party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing Party in such action shall be entitled to receive from the non-prevailing Party reasonable attorney’s fees incurred by reason of such action and all reasonable costs of suit and preparation at both trial and appellate levels.

Section 10.13 Waiver. Any forbearance by a Party in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy, and any such forbearance shall be made in writing.

Section 10.14 Announcements; Confidentiality. Neither Party shall issue any press releases or announcements regarding the current or future transactions contemplated in this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that nothing in this Section 10.14 shall restrict any disclosure required pursuant to applicable law including, but not limited to, required filings with the Securities Exchange Commission. Furthermore, the Parties agree to keep confidential any and all nonpublic information that the Party has received from the other Party and regarding which it has reason to believe is confidential, or should reasonably understand by nature of the information or circumstances surrounding the exchange of information that it should be treated as confidential, except to the extent such information is required to be disclosed by law, regulation, or Applicable Requirements, or in order to effectuate the terms of this Agreement provided that the receiving Party shall provide the disclosing Party with prompt prior written notice of such requirement so that the disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, or if the disclosing Party waives compliance with the provisions hereof, the receiving Party and its representatives agree to disclose only that portion of the confidential or nonpublic information which is legally required to be disclosed and to take all reasonable steps to attempt to preserve the confidentiality of the confidential or nonpublic information.

Section 10.15 Time of the Essence. The Parties agree that time is of the essence in the performance of their respective obligations under this Agreement.

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Section 10.16 Accounting Treatment of Sales of Servicing Rights. The Parties agree that the sale of Servicing Rights pursuant to this Agreement shall be characterized as a true sale for financial accounting purposes.

Section 10.17 Protection of Consumer Information. The Purchaser and the Seller agree they (i) shall comply with applicable laws, rules and regulations regarding the privacy or security of Consumer Information, including but not limited to Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. (“Applicable Privacy Laws”), (ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Information in any manner inconsistent with Applicable Privacy Laws, (iii) except as it is appropriate to do so in working with investors, prospective purchasers and partners, including but not limited to the Document Custodian and the Document Management Vendor, bound by confidentiality obligations consistent with those set forth herein, shall not disclose Consumer Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by Applicable Privacy Laws (or by regulatory authorities having jurisdiction in the premises) or, in the case of the Seller, at the specific written direction of the Purchaser (and for which Purchaser will indemnify Seller for any Losses incurred by Seller in connection with following such written directions of Purchaser), (iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Information, and (v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this Section 10.17. In addition, each Party represents to the other party that it has in place a response program to respond to any incident of unauthorized access to Consumer Information. The restrictions set forth herein shall survive the termination of this Agreement.

Section 10.18 Rights of Set-Off. In addition to any rights and remedies of the Purchaser provided by this Agreement and by law, the Purchaser shall have the right, for any amount that remains outstanding by the Seller following a demand for payment from the Purchaser hereunder, to set-off, offset, appropriate and apply against such amount any and all Holdback Funds, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchaser or any affiliate thereof to or for the credit or the account of the Seller under the Agreement or any other agreement between the Seller and its affiliates and the Purchaser. The Purchaser agrees promptly to notify the Seller after any such set-off and application made by the Purchaser; provided, however, that any failure to give such notice shall not affect the validity of such set off, offset, appropriation and application.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned Parties to this Agreement has caused this Agreement to be duly executed in its name by one of its duly authorized officers on the date first set forth above.

PURCHASER

NATIONSTAR MORTGAGE LLC

By:	/s/ Jeremy Meacham
Name:	Jeremy Meacham
Title:	Senior Vice President

SELLER

FIRST SAVINGS BANK

By:	/s/ Tony Schoen
Name:	Tony Schoen
Title:	CFO